Exhibit (j)(1)

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Prospectus and the Statement of Additional Information of Gadsden Dynamic Multi-Asset ETF (“GDMA”) (the “Fund”), and to the reference to our Firm as the Trust’s “independent registered public accounting firm.”

Denver, Colorado

November 2, 2020